EXHIBIT 99.1

PRESS RELEASE

Senesco Technologies Reports Second Quarter Fiscal 2011 Financial Results

NEW BRUNSWICK, N.J.--(BUSINESS WIRE) - Senesco Technologies, Inc. ("Senesco" or the "Company") (NYSE Amex: SNT) today reported financial results for the second quarter ended December 31, 2010. During the quarter, the Company made significant headway towards advancement of its human therapeutics portfolio.

Highlights of the second quarter of Fiscal 2011 and recent weeks include:

•	The Company presented at the 14th annual NYSSA Biotech and Specialty Pharmaceuticals Industry Conference

•	The Company completed toxicology studies for the company’s multiple myeloma drug candidate, SNS01-T

•	The Company delivered a poster presentation for the American Association for Cancer Research’s Special Conference

•	The Company was granted Orphan Drug Status by the U.S. Food and Drug Administration (“FDA”) for the Company’s lead drug candidate for multiple myeloma, SNS01-T

•
The Company submitted its first Investigational New Drug (“IND”) application with the FDA for SNS01-T, which upon approval from the FDA will allow the Company to begin a Phase 1b/2a clinical study in multiple myeloma patients

"We have made significant progress by submitting our IND application and being granted Orphan Drug Status for SNS01-T,” said Leslie J. Browne, Ph.D., President and CEO of Senesco.

“We hope to begin our multiple myeloma study at the Mayo Clinic before the end of the quarter ended June 30, 2011 and are considering one or two additional sites. We are very excited to have delivered on our clinical plans to try to address patient needs in multiple myeloma,” added Dr. Browne.

Second Quarter Fiscal 2011 Financial Results

There was no revenue for the three month period ending December 31, 2010 as compared to revenue of $140,000 for the three month period ending December 31, 2009, which consisted of a milestone payment in connection with an agricultural license agreement.

Research and development expenses for the three month period ending December 31, 2010 were $798,352, as compared to research and development expenses of $467,544 for the three month period ending December 31, 2009.  The increase was primarily due to the additional costs incurred in connection with the Company’s development of SNS01-T for multiple myeloma.

General and administrative expenses for three month period ending December 31, 2010 were $706,685, as compared to general and administrative expenses of $685,409 for the three month period ending December 31, 2009.  The increase was primarily due to higher stock-based compensation expense associated with options granted to employees and directors.

The net loss applicable to common shares for the three month period ending December 31, 2010 was $1,812,171, or $0.03 per share, compared with a net loss of $1,703,665, or $0.06 per share, for the three month period ending December 31, 2009.  The higher net loss is primarily the result of an increase in research and development costs and non-cash dividends on convertible preferred stock, which was mostly offset by a decrease in net other non-operating, non-cash expenses.

As of December 31, 2010, Senesco had cash and cash equivalents of $4,837,477, as compared to cash and cash equivalents of $6,290,995 as of September 30, 2010. From January 1, 2011 through February 4, 2011, the Company has received net proceeds from the issuance of its common stock in the amount of approximately $1,360,000. The Company believes that its cash and cash equivalents as well as the net proceeds from the issuance of Common Stock from January 1, 2011 through February 4, 2011 will cover its expenses for at least the next twelve months from December 31, 2010.

About Senesco Technologies, Inc.

Senesco Technologies is leveraging proprietary technology that regulates programmed cell death, or apoptosis. Accelerating apoptosis may have application in treating cancer, while delaying apoptosis may have application in certain inflammatory and ischemic diseases. The Company is preparing to initiate a clinical study in multiple myeloma with its lead therapeutic candidate SNS01-T. Senesco has partnered with leading-edge companies engaged in agricultural biotechnology, and is entitled to earn research and development milestones and royalties should its gene-regulating platform technology be incorporated into its partners’ products.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the success and timing of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, the Company’s ability to continue to comply with the continued listing standards of the NYSE/AMEX, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Senesco Technologies, Inc.
Leslie J. Browne, Ph.D., 732-296-8400
President & CEO
or
Investor Relations:
CEOcast, Inc.
Dan Schustack, 212-732-4300
dschustack@ceocast.com

-Tables to Follow-

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

					Cumulative
	Three months ended December 31,		Six months ended December 31,		Amounts from
	2010	2009	2010	2009	Inception

Revenue	$-	$140,000	$-	$140,000	$1,590,000

Operating expenses:
General and administrative	706,685	685,409	1,375,569	1,180,364	27,655,880
Research and development	798,352	467,544	2,334,859	956,303	17,283,823
Total operating expenses	1,505,037	1,152,953	3,710,428	2,136,667	44,939,703

Loss from operations	(1,505,037)	(1,012,953)	(3,710,428)	(1,996,667)	(43,349,703)

Other non-operating income (expense)

Grant income	244,479	-	244,479	-	244,479

Fair value – warrant liability	149,910	451,208	469,386	2,339,341	7,717,814

Sale of state income tax loss – net	-	-	-	-	586,442

Other noncash (expense) income, net	(4,604)	-	(115,869)	-	205,390

Loss on extinguishment of debt	-	-	-	(86,532)	(361,877)

Amortization of debt discount and financing costs	-	(959,946)	-	(1,767,860)	(11,227,870)

Interest expense – convertible notes	-	(182,653)	-	(382,269)	(2,027,930)

Interest (expense) income - net	(21,311)	679	(39,607)	1,026	459,571

Net loss	(1,136,563)	(1,703,665)	(3,152,039)	(1,892,961)	(47,753,684)

Preferred dividends	(675,608)	-	(1,682,014)	-	(7,921,528)

Loss applicable to common shares	$(1,812,171)	$(1,703,665)	$(4,834,053)	$(1,892,961)	$(55,675,212)

Basic and diluted net loss per common share	$(0.03)	$(0.06)	$(0.08)	$(0.08)

Basic and diluted weighted-average number
of common shares outstanding	67,978,776	26,250,566	62,733,481	24,146,382

See Notes to Condensed Consolidated Financial Statements

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,	June 30,
	2010	2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,837,477	$8,026,296
Prepaid research supplies and expenses	1,307,976	1,304,795

Total Current Assets	6,145,453	9,331,091

Equipment, furniture and fixtures, net	5,179	4,554
Intangibles, net	4,759,268	4,568,895
Deferred income tax assets, net	-	-
Security deposit	7,187	7,187

TOTAL ASSETS	$10,917,087	$13,911,727

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$625,995	$557,420
Accrued expenses	371,467	576,857
Line of credit	2,194,844	2,194,844
Deferred rent	4,030	-

Total Current Liabilities	3,196,336	3,329,121

Warrant liabilities ($0 and $490,438 to related parties, respectively)	902,675	2,493,794
Deferred rent	-	8,060
Grant payable	99,728	99,728

TOTAL LIABILITIES	4,198,739	5,930,703

STOCKHOLDERS' EQUITY:

Preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 4,125 and 8,035 shares outstanding, respectively	41	80
(liquidation preference of $4,228,125 and $8,235,875
at December 31, 2010 and June 30, 2010, respectively)
Series B 1,200 shares issued and outstanding	12	12
(liquidation preference of $1,230,000 and $1,210,000
at December 31, 2010 and June 30, 2010, respectively)
Common stock, $0.01 par value, authorized 250,000,000 shares, issued and outstanding 69,255,399 and 50,092,204,
at December 31, 2010 and June 30, 2010, respectively	692,554	500,922
Capital in excess of par	61,700,953	58,321,169
Deficit accumulated during the development stage	(55,675,212)	(50,841,159)

Total Stockholders' Equity	6,718,348	7,981,024

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,917,087	$13,911,727

See Notes to Condensed Consolidated Financial Statements